Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Managed Futures Strategy
 Fund (the Fund) described under Sub-Item 77D are described in the supplement to the Funds Prospectus and Summary Prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange
 Commission on June 24, 2016 (Accession No. 0001193125-16-631340),
which is incorporated herein by reference.